Exhibit 99.1
Cloudera Reports First Quarter Fiscal 2021 Financial Results

PALO ALTO, Calif. June 3, 2020 — Cloudera, Inc. (NYSE: CLDR), the enterprise data cloud company, reported results for its first quarter of fiscal 2021, ended April 30, 2020. Total revenue for the first quarter was $210.5 million, an increase of 12% as compared to the first quarter of fiscal 2020. Subscription revenue was $187.1 million, an increase of 21% as compared to the first quarter of fiscal 2020. Annualized Recurring Revenue grew 11% year-over-year.

"We executed extremely well in Q1, particularly as the pandemic was in full effect for more than half of our fiscal quarter,” said Rob Bearden, chief executive officer, Cloudera. “We believe that remote working environments have placed heightened importance on data, data analysis and data security, which has increased the value of data architecture design and the criticality of hybrid cloud solutions. In addition, CDP Public Cloud is accomplishing exactly what we had hoped in that it has enabled a hybrid multi-cloud architecture for our customers and enhanced our value proposition with customers who plan to take advantage of public cloud infrastructure for certain types of workloads."

First quarter Fiscal 2021 results

•GAAP loss from operations for the first quarter of fiscal 2021 was $55.8 million, compared to $103.8 million for the first quarter of fiscal 2020

•Non-GAAP income from operations for the first quarter of fiscal 2021 was $17.3 million, compared to a non-GAAP loss from operations of $34.7 million for the first quarter of fiscal 2020

•Operating cash flow for the first quarter of fiscal 2021 was $68.4 million, compared to $11.5 million for the first quarter of fiscal 2020

•GAAP net loss per share for the first quarter of fiscal 2021 was $0.20 per share, compared to $0.38 per share for the first quarter of fiscal 2020

•Non-GAAP net income per share for the first quarter of fiscal 2021 was $0.05 per share, compared to a non-GAAP net loss per share of $0.13 per share for the first quarter of fiscal 2020

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. Unlike the prior comparable period in fiscal 2020, our non-GAAP financial measures now also exclude extraordinary non-cash real estate impairment charges. However, we did not have any such impairment charges in the first quarter of fiscal 2021. An explanation of these measures is also included below under the heading Non-GAAP Financial Measures.

As of April 30, 2020, Cloudera had total cash, cash equivalents, marketable securities and restricted cash of $518.7 million.

Recent Business and Financial Highlights

•Annualized Recurring Revenue at the conclusion of the first quarter of fiscal 2021 was $723.4 million, representing 11% year-over-year growth
•GAAP subscription gross margin for the quarter was 85%, up from 81% in the first quarter of fiscal 2020
•Non-GAAP subscription gross margin for the quarter was 88%, up from 85% in the first quarter of fiscal 2020
•Expanded our partnership with Google Cloud Platform (GCP) to integrate CDP Public Cloud with GCP and offer the joint product on GCP Marketplace
•CDP Private Cloud will debut at an upcoming virtual event, IBM and Cloudera: The Journey to Hybrid Cloud and AI, on June 11, 2020
•Introduced new MLOps features and extended SDX to machine learning models as part of our CDP Machine Learning public cloud service
•Four Cloudera channel leaders recognized as CRN 2020 Women of the Channel

Business Outlook

The outlook for the second quarter of fiscal 2021, ending July 31, 2020, is:

•Total revenue in the range of $206 million to $209 million
•Subscription revenue in the range of $186 million to $189 million
•Non-GAAP operating income in the range of $18 million to $23 million
•Non-GAAP net income per share in the range of $0.06 to $0.07 per share
•Diluted weighted-average share count of approximately 311 million shares

The outlook for fiscal 2021, ending January 31, 2021, is:

•Total revenue in the range of $825 million to $845 million
•Subscription revenue in the range of $745 million to $755 million
•Non-GAAP operating income in the range of $85 million to $95 million
•Non-GAAP net income per share in the range of $0.26 to $0.30
•Diluted weighted-average share count of approximately 312 million shares

The business outlook is based on the assumption that the recessionary impact of the coronavirus pandemic (COVID-19) will peak in Cloudera’s second and third quarters of fiscal 2021 and moderate in the fourth quarter of our fiscal 2021.

Conference Call and Webcast Information

Cloudera is hosting a conference call for analysts and investors to discuss its first quarter fiscal 2021 results and the outlook for its second quarter of fiscal 2021 and full year fiscal 2021 at 2:00 p.m. Pacific Time today. Participants can listen via webcast by visiting the Investor Relations section of Cloudera’s website. A replay of the webcast will be available for two weeks following the call.

The conference call can also be accessed as follows:

•Participant Toll Free Number: +1-833-579-0900
•Participant International Number: +1-778-560-2567
•Conference ID: 6993335

About Cloudera

At Cloudera, we believe that data can make what is impossible today, possible tomorrow. We empower people to transform complex data into clear and actionable insights. Cloudera delivers an enterprise data cloud for any data, anywhere, from the Edge to AI. Powered by the relentless innovation of the open source community, Cloudera advances digital transformation for the world’s largest enterprises. Learn more at cloudera.com.

Connect with Cloudera

About Cloudera: cloudera.com/about-cloudera.html
Read our VISION blog: vision.cloudera.com/ and Engineering blog: blog.cloudera.com/
Follow us on Twitter: twitter.com/cloudera and LinkedIn: linkedin.com/cloudera/
Visit us on Facebook: facebook.com/cloudera
See us on YouTube: youtube.com/user/clouderahadoop
Join the Cloudera Community: community.cloudera.com
Read about our customers’ successes: cloudera.com/customers.html

Cloudera and associated marks are trademarks or registered trademarks of Cloudera, Inc. All other company and product names may be trademarks of their respective owners.

Forward-Looking Statements

Statements in this press release that are not historical in nature are forward-looking statements that, within the meaning of the federal securities laws including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, involve known and unknown risks and uncertainties. Words such as "may", "will", "expect", "intend", "plan", "believe", "seek",

"could", "estimate", "judgment", "targeting", "should", "anticipate", "goal" and variations of these words and similar expressions, are also intended to identify forward-looking statements. The forward-looking statements in this press release address a variety of subjects, including statements about our short-term and long-term assumptions, goals and targets, including expectations regarding the acceptance by our enterprise customers of enterprise data cloud, the Cloudera Data Platform, expected delivery of CDP Private Cloud, our competitive position, the degree to which the existing use of our solutions encourages continued use, and our “Business Outlook” for our second quarter of fiscal 2021 and our full year fiscal 2021 operating results. Readers are cautioned that actual results could differ materially from those implied by such forward-looking statements due to a variety of factors, including global economic conditions, competitive pressures and pricing declines, intellectual property infringement claims, the impact of and uncertainties related to COVID-19, and other risks or uncertainties that are described under the caption “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (SEC), and in our other SEC filings. You can obtain copies of our SEC filings on the SEC’s website at www.sec.gov. Additionally, these forward-looking statements, particularly our guidance, involve risk, uncertainties and assumptions, including those related to the impact of COVID-19 on our business and global economic conditions. Many of these assumptions relate to matters that are beyond our control and changing rapidly, including, but not limited to, the timeframes for and severity of the impact of COVID-19 on our customers’ purchasing decisions and the length of our sales cycles, particularly for customers in certain industries highly affected by COVID-19. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurances that our expectations will be attained. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

We report all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). To supplement our unaudited and audited condensed consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the results of our operations as determined in accordance with GAAP. The non-GAAP financial measures used by us include non-GAAP cost of revenue-subscription, non-GAAP cost of revenue-services, non-GAAP subscription gross margin, non-GAAP services gross margin, non-GAAP gross margin, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP income/loss from operations, non-GAAP operating margin, non-GAAP net income/loss, and historical and forward-looking non-GAAP net income/loss per share. These non-GAAP financial measures exclude stock-based compensation, acquisition and disposition-related expenses (if any), extraordinary non-cash real estate impairment charges (if any), and amortization of acquired intangible assets from our unaudited and audited condensed consolidated statement of operations.

For a description of these items, including the reasons why management adjusts for them, and reconciliations of historical non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying financial statement tables titled “Use of Non-GAAP Financial Information” as well as the related financial statement tables that precede it. We may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures we use.

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results or future outlook. Management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results, as well as when planning, forecasting and analyzing future periods. We use these non-GAAP financial measures in conjunction with traditional GAAP measures to communicate with our board of directors concerning our financial performance. These non-GAAP financial measures also facilitate comparisons of our performance to prior periods.

Annualized Recurring Revenue

Annualized Recurring Revenue (ARR) is a performance metric, which we use to assess the health and trajectory of our business. ARR equals the annualized value of all recurring subscription contracts with active entitlements as of the end of the period. ARR does not reflect non-recurring partner revenue, subscription revenue with certain related parties, custom engineering, remote operation and management services, or premium add-on support. The definition of ARR was revised in the fourth quarter of fiscal 2020 to exclude certain items that are considered non-recurring. Additional information, including a comparison of the ARR figures under the prior and current definition, is available in the supplemental materials on Cloudera’s Investor Relations website.

Cloudera, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2020	2019
Revenue:
Subscription	$187,085	$154,838
Services	23,375	32,630
Total revenue	210,460	187,468
Cost of revenue:(1) (2)
Subscription	28,636	29,337
Services	25,605	31,896
Total cost of revenue	54,241	61,233
Gross profit	156,219	126,235
Operating expenses:(1) (2)
Research and development	64,216	64,173
Sales and marketing	113,135	119,383
General and administrative	34,675	46,432
Total operating expenses	212,026	229,988
Loss from operations	(55,807)	(103,753)
Interest income	2,241	3,291
Other income (expense), net	(2,497)	233
Loss before provision for income taxes	(56,063)	(100,229)
Provision for income taxes	(1,951)	(2,901)
Net loss	$(58,014)	$(103,130)
Net loss per share, basic and diluted	$(0.20)	$(0.38)
Weighted-average shares used in computing net loss per share, basic and diluted	295,293	271,352

(1) Amounts include stock-based compensation expense as follows (in thousands):

	Three Months Ended April 30,
	2020	2019
Cost of revenue – subscription	$3,992	$3,819
Cost of revenue – service	3,987	4,260
Research and development	19,824	17,841
Sales and marketing	15,823	13,364
General and administrative	9,812	9,587
Total stock-based compensation expense	$53,438	$48,871

(2) Amounts include amortization of acquired intangible assets as follows (in thousands):

	Three Months Ended April 30,
	2020	2019
Cost of revenue – subscription	$3,079	$2,910
Sales and marketing	16,597	17,250
Total amortization of acquired intangible assets	$19,676	$20,160

Cloudera, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	April 30, 2020	January 31, 2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$160,925	$107,638
Marketable securities	251,025	253,361
Accounts receivable, net	165,236	249,971
Deferred costs	48,618	54,776
Prepaid expenses and other current assets	32,605	42,155
Total current assets	658,409	707,901
Property and equipment, net	20,578	21,988
Marketable securities, non-current	103,376	122,193
Intangible assets, net	585,560	605,236
Goodwill	590,361	590,361
Deferred costs, non-current	35,416	35,260
Operating lease right-of-use assets	196,715	204,642
Other assets	9,563	12,209
TOTAL ASSETS	$2,199,978	$2,299,790
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,431	$3,858
Accrued compensation	47,390	61,826
Other contract liabilities	11,728	12,225
Other accrued liabilities	21,166	22,297
Operating lease liabilities	28,404	19,181
Deferred revenue	427,475	460,561
Total current liabilities	539,594	579,948
Operating lease liabilities, non-current	183,945	192,324
Deferred revenue, non-current	75,519	81,926
Other accrued liabilities, non-current	7,457	7,223
TOTAL LIABILITIES	806,515	861,421
STOCKHOLDERS’ EQUITY:
Common stock	15	15
Additional paid-in capital	2,937,795	2,923,905
Accumulated other comprehensive income	289	273
Accumulated deficit	(1,544,636)	(1,485,824)
TOTAL STOCKHOLDERS’ EQUITY	1,393,463	1,438,369
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,199,978	$2,299,790

Cloudera, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(58,014)	$(103,130)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	22,573	23,316
Non-cash lease expense	11,301	11,315
Stock-based compensation expense	53,438	48,871
Amortization of deferred costs	16,625	9,652
Other	3,522	(510)
Changes in assets and liabilities:
Accounts receivable	81,828	95,496
Prepaid expenses and other assets	10,526	(522)
Deferred costs	(10,623)	(9,412)
Accounts payable	307	(2,605)
Accrued compensation	(18,412)	(12,530)
Other accrued liabilities	(2,895)	(28)
Other contract liabilities	(497)	(5,122)
Operating lease liabilities	(2,508)	(11,079)
Deferred revenue	(38,814)	(32,252)
Net cash provided by operating activities	68,357	11,460
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities and other investments	(80,860)	(196,453)
Proceeds from sale of marketable securities and other investments	66,059	9,271
Maturities of marketable securities and other investments	36,794	129,998
Capital expenditures	(1,089)	(2,693)
Net cash provided by (used in) investing activities	20,904	(59,877)
CASH FLOWS FROM FINANCING ACTIVITIES
Repurchases of common stock	(25,974)	—
Taxes paid related to net share settlement of restricted stock units	(14,017)	(7,797)
Proceeds from employee stock plans	4,977	5,949
Net cash used in financing activities	(35,014)	(1,848)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(960)	(1,060)
Net increase (decrease) in cash, cash equivalents and restricted cash	53,287	(51,325)
Cash, cash equivalents and restricted cash — Beginning of period	110,990	162,039
Cash, cash equivalents and restricted cash — End of period	$164,277	$110,714

Reconciliation of cash, cash equivalents and restricted cash as shown in the statement of cash flows:
	As of April 30,
	2020	2019
Cash and cash equivalents	$160,925	$107,362
Restricted cash included in Other assets	3,352	3,352
Total cash, cash equivalents and restricted cash	$164,277	$110,714

Cloudera, Inc.
Three Months Ended April 30, 2020
GAAP Results Reconciled to Non-GAAP Results
(in thousands, except percentage and per share amounts)
(unaudited)

	GAAP	Stock-Based Compensation Expense	Amortization of Acquired Intangible Assets	Non-GAAP Weighted Average Shares Outstanding	Non-GAAP
Cost of revenue- Subscription	$28,636	$(3,992)	$(3,079)	$—	$21,565
Subscription gross margin	85%	2%	2%	—%	88%
Cost of revenue- Services	25,605	(3,987)	—	—	21,618
Services gross margin	(10)%	17%	—%	—%	8%
Gross profit	156,219	7,979	3,079	—	167,277
Total gross margin	74%	4%	1%	—%	79%
Research and development	64,216	(19,824)	—	—	44,392
Sales and marketing	113,135	(15,823)	(16,597)	—	80,715
General and administrative	34,675	(9,812)	—	—	24,863
(Loss) income from operations	(55,807)	53,438	19,676	—	17,307
Operating margin	(27)%	25%	9%	—%	8%
Net (loss) income	(58,014)	53,438	19,676	—	15,100
Net (loss) income per share, basic	(0.20)	0.18	0.07	—	0.05
Net (loss) income per share, diluted (1)	$(0.20)	$0.17	$0.06	$0.02	$0.05
(1) See below for a reconciliation of weighted-average shares outstanding used to calculate non-GAAP net income per share

Cloudera, Inc.
Three Months Ended April 30, 2019
GAAP Results Reconciled to Non-GAAP Results
(in thousands, except percentage and per share amounts)
(unaudited)

	GAAP	Stock-Based Compensation Expense	Amortization of Acquired Intangible Assets	Non-GAAP
Cost of revenue- Subscription	$29,337	$(3,819)	$(2,910)	$22,608
Subscription gross margin	81%	2%	2%	85%
Cost of revenue- Services	31,896	(4,260)	—	27,636
Services gross margin	2%	13%	—%	15%
Gross profit	126,235	8,079	2,910	137,224
Total gross margin	67%	4%	2%	73%
Research and development	64,173	(17,841)	—	46,332
Sales and marketing	119,383	(13,364)	(17,250)	88,769
General and administrative	46,432	(9,587)	—	36,845
Loss from operations	(103,753)	48,871	20,160	(34,722)
Operating margin	(55)%	26%	11%	(19)%
Net loss	(103,130)	48,871	20,160	(34,099)
Net loss per share, basic and diluted	$(0.38)	$0.18	$0.07	$(0.13)

Cloudera, Inc.
GAAP weighted-average shares reconciled to non-GAAP weighted-average shares
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2020	2019
GAAP weighted-average shares, basic	295,293	271,352
Effect of dilutive securities:
Stock options, unvested restricted stock units and ESPP	10,863	—
Non-GAAP weighted-average shares, diluted	306,156	271,352

Use of Non-GAAP Financial Information

        In addition to the reasons stated under “Non-GAAP Financial Measures” above, which are generally applicable to each of the items we exclude from our non-GAAP financial measures, we believe it is appropriate to exclude or give effect to certain items for the following reasons:

•Stock-based compensation expense. We exclude stock-based compensation expense from our non-GAAP financial measures consistent with how we evaluate our operating results and prepare our operating plans, forecasts and budgets. Further, when considering the impact of equity award grants, we focus on overall stockholder dilution rather than the accounting charges associated with such equity grants. The exclusion of the expense facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long-term performance of our business.

•Amortization of acquired intangible assets. We exclude the amortization of acquired intangible assets from our non-GAAP financial measures. Although the purchase accounting for an acquisition necessarily reflects the accounting value assigned to intangible assets, our management team excludes the GAAP impact of acquired intangible assets when evaluating our operating results. Likewise, our management team excludes amortization of acquired intangible assets from our operating plans, forecasts and budgets. The exclusion of the expense facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long-term performance of our business.

•Extraordinary non-cash real estate impairment charges. We currently lease approximately 225,000 square feet of space for our current corporate headquarters in Palo Alto, California under a lease agreement that expires in 2027. Upon the completion of the merger with Hortonworks, we added approximately 92,000 square feet of space in Santa Clara, California under a lease agreement that expires in 2026 and we anticipate that we will relocate our corporate headquarters to this space during fiscal 2021. Extraordinary non-cash real estate impairment charges relate to potential impairment charges that we may incur as part of our relocation. The exclusion of the expense facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long-term performance of our business.

Cloudera, Inc.
Reconciliation of Non-GAAP Financial Guidance
(unaudited)

	Fiscal 2021
(in millions)	Q2	FY
GAAP operating loss	($47) - ($42)	($226) - ($191)
Stock-based compensation expense (*)	(45)	(183)
Amortization of acquired intangible assets	(20)	(78)
Extraordinary non-cash real estate impairment charges	—	(50) - (25)
Non-GAAP operating income	$18 - $23	$85 - $95

	Fiscal 2021
(in millions)	Q2	FY
GAAP net loss	($46) - ($43)	($230) - ($192)
Stock-based compensation expense (*)	(45)	(183)
Amortization of acquired intangible assets	(20)	(78)
Extraordinary non-cash real estate impairment charges	—	(50) - (25)
Non-GAAP net income	$19 - $22	$81 - $94
(*) Stock-based compensation expense is impacted by variables such as stock price and employee behavior, each of which are inherently difficult to forecast.  As a result, the guidance presented above is subject to a number of uncertainties and assumptions that may cause actual results to differ materially.

Investor Relations Contact:
Kevin Cook
investor-relations@cloudera.com
+1 (650) 644-3900

Press Contact:
Madge Miller
press@cloudera.com
+1 (888) 789-1488